Exhibit 32.1

CERTIFICATION PURSUANT TO 18

U.S.C. SECTION 1350

In connection with the Quarterly Report of Papa Medical Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ended June 30, 2025, as filed with the United States Securities and Exchange Commission on the date hereof (the “report”), the undersigned of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 25, 2025

/s/ Jian Hua
Jian Hua
Chief Executive Officer and Director